UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2016

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, Willard G. McAndrew resigned as Chief Operating Officer and director of Torchlight Energy Resources, Inc. and all of its subsidiaries. The resignation was pursuant to the Resignation and Settlement Agreement previously disclosed in our current report filed on October 4, 2016, which agreement became effective on October 5, 2016.

On October 11, 2016, the Board of Directors expanded the size of the Board by one seat, upon which there were two open seats on the Board, and the Board concurrently appointed David Newton and Scott Kimbrough to fill those vacancies and join the Board of Directors. In addition, Greg McCabe was appointed Chairman of the Board.

Also on October 11, 2016, the Board of Directors nominated candidates for election at the upcoming annual meeting of stockholders to be held on December 8, 2016. Those nominees who will be proposed for election at the annual meeting are John Brda, Greg McCabe, Alex Zyngier, David Newton and Scott Kimbrough. Accordingly, of our current members of the Board, Jerry Barney, Eunis L. Shockey and Edward Devereaux will not stand for reelection at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: October 13, 2016	By: /s/ John Brda
John Brda
President and Chief Executive Officer

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